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Exhibit 99.1

Bruker Completes Asset Acquisition of NanoString Business
Adds Highly Complementary Business in Gene Expression Profiling and Spatial Transcriptomics for Discovery and Translational Research

BILLERICA, Massachusetts – May 6, 2024: Bruker Corporation (Nasdaq: BRKR) today announced that it has closed its asset acquisition of the business of NanoString Technologies, Inc., headquartered in Seattle, Washington, a leading provider of life-science research solutions for spatial transcriptomics and gene expression analysis (https://nanostring.com).
Under the asset purchase agreement, Bruker has now acquired substantially all of the assets and rights associated with NanoString’s business, including the nCounter®, GeoMx®, CosMx™ and AtoMx™ product lines, for approximately $392.6 million in cash, and the assumption of certain liabilities. In 2023, NanoString generated revenues of approximately $168 million.
NanoString’s innovative platforms and leading solutions for spatial transcriptomics and gene expression analysis have been critical in enabling scientists and medical researchers to advance vital discovery, translational, and pre-clinical disease research, leading to over 7,000 peer-reviewed publications. The products and organizational infrastructure of NanoString and Bruker are highly complementary, and under Bruker’s ownership, the combined organization will leverage each other’s strengths to continue to innovate and support the discovery and translational research communities with a broad set of leading solutions, ushering in the single cell and spatial biology revolution.
“We have a proven track record in successfully integrating and nurturing our acquired businesses for growth and increased profitability, while preserving their cutting-edge R&D. We are excited to carry forward all the NanoString product lines which are so important for science and medical research,” commented Dr. Mark R. Munch, President of the Bruker NANO Group. “NanoString’s innovative platforms are complementary to Bruker’s high-performance CellScape™ spatial proteomics platform and contribute further to Bruker’s leadership in the post-genomic era.”
Confirming Bruker’s April 22nd press release, Bruker expects the NanoString business to be near break-even by 2026 with resumed revenue growth, margin improvements, and transaction synergies, including public company costs, which are not assumed in this asset deal. As a preliminary estimate, for the remainder of 2024, the transaction is expected to be dilutive to Bruker’s non-GAAP EPS by $0.15 to $0.20. Due to significant business disruption and uncertainty, Bruker is not yet in a position to give financial guidance on the NanoString business for 2024, but Bruker expects to add this business to Bruker’s guidance by 2025 and beyond.

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Brad Gray, NanoString CEO, added: “We are proud to have pioneered spatial biology and built an enterprise with compelling solutions that advance scientific and medical research. Bruker will provide a great home for our talented team who will continue to serve NanoString’s current and future customers in our mission to map the universe of biology.”
Morgan, Lewis & Bockius LLP and Goldman Sachs & Co. LLC are serving as legal and financial / strategic advisors, respectively, to Bruker. NanoString is represented by Willkie Farr & Gallagher LLP as counsel, AlixPartners LLP as restructuring advisor and Perella Weinberg Partners L.P. as restructuring investment banker.

About Bruker Corporation – Leader of the Post-Genomic Era (Nasdaq: BRKR)
Bruker is enabling scientists and engineers to make breakthrough post-genomic discoveries and develop new applications that improve the quality of human life. Bruker’s high-performance scientific instruments and high-value analytical and diagnostic solutions enable scientists to explore life and materials at molecular, cellular, and microscopic levels. In close cooperation with our customers, Bruker is enabling innovation, improved productivity, and customer success in post-genomic life science molecular and cell biology research, in applied and biopharma applications, in microscopy and nanoanalysis, as well as in industrial and cleantech research, and next-gen semiconductor metrology in support of AI. Bruker offers differentiated, high-value life science and diagnostics systems and solutions in preclinical imaging, clinical phenomics research, proteomics and multiomics, spatial and single-cell biology, functional structural and condensate biology, as well as in clinical microbiology and molecular diagnostics. For more information, please visit www.bruker.com.
Cautionary Statement Regarding Forward-Looking Statements
This communication contains “forward-looking statements” regarding Bruker’s acquisition of the NanoString business in an asset deal. All statements, other than statements of historical facts, including statements concerning Bruker’s fiscal year 2024 financial outlook, our outlook for non-GAAP EPS for the remainder of 2024, the future financial performance of the NanoString business, including its net income, revenue growth and operating margin, the timing and achievement of organic revenue growth and non-GAAP EPS accretion from the combined Spatial Biology business; Bruker’s and NanoString’s plans, objectives, goals, beliefs, strategy and strategic objectives, future events, business conditions, results of operations, financial position, business outlook, business trends and other information, may be forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “strategy,” “target,” or “will” or the negatives of these terms or variations of them or similar terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties include, but are not limited to, Bruker’s ability to integrate NanoString and achieve the expected synergies; risks relating to the potential diversion of management’s attention from Bruker’s ongoing business operations; the risk of stockholder litigation and any other legal proceedings relating to the transaction, including resulting expense; the risk that any announcements relating to the transaction could have adverse effects on the market price of Bruker’s common stock; the risk that the transaction and its announcement could have an adverse effect on the ability of NanoString to retain and hire key personnel and to maintain relationships with customers, vendors, employees and other business partners and on its operating results and business generally; and the risk that Bruker’s financial results may not be consistent with current guidance or that Bruker may not reliably predict the impact of the acquisition on its financial results or guidance. For further discussion of these and other risks and uncertainties, see Bruker’s most recent Form 10-K and Form 10-Q filings with the SEC. Except as required by law, Bruker does not undertake any duty to update forward-looking statements to reflect events after the date of this press release.

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About NanoString Technologies, Inc.
NanoString Technologies, a leader in spatial biology, offers an ecosystem of innovative discovery and translational research solutions, empowering our customers to map the universe of biology. The GeoMx® Digital Spatial Profiler is a flexible and consistent solution combining the power of whole tissue imaging with gene expression and protein data for spatial whole transcriptomics and proteomics. The CosMx™ Spatial Molecular Imager is a single-cell imaging platform powered by spatial multiomics enabling researchers to map single cells in their native environments to extract deep biological insights and novel discoveries from one experiment. The AtoMx™ Spatial Informatics Platform is a cloud-based informatics solution with advanced analytics and global collaboration capabilities, enabling powerful spatial biology insights anytime, anywhere. At the foundation of our research tools is our nCounter® Analysis System, which offers a secure way to easily profile the expression of hundreds of genes, proteins, miRNAs, or copy number variations, simultaneously with high sensitivity and precision. For more information, please visit www.nanostring.com.

Investor Contact:
Justin Ward
Sr. Director, Investor Relations & Corporate Development Bruker Corporation
T: +1 (978) 663-3660 x1479
E: Investor.Relations@bruker.com